UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 14, 2008

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 14, 2008, the Board elected Robert E. Knowling, Jr. to serve on the Company’s Board until our Annual Meeting of Shareholders in 2009, at which time the Company anticipates that Mr. Knowling will be nominated to serve for an additional term.

The Board has determined that Mr. Knowling qualifies as an independent director under the New York Stock Exchange listing standards. There was no arrangement or understanding pursuant to which Mr. Knowling was elected as a director, and there are no related party transactions between Mr. Knowling and the Company.

Mr. Knowling will serve on the Company’s Nominating and Governance Committee.

Mr. Knowling serves as the Chief Executive Officer and a member of the Board of Directors of Telwares, a leading provider of telecommunications spend management solutions. He presently serves as a director of Ariba, Inc., Aprimo, Inc. and Heidrick & Struggles International.

A copy of the press release dated August 20, 2008, announcing the election of Mr. Knowling to the Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1 Press Release of the Company dated August 20, 2008.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

BY:	/s/David B. Liner
	David B. Liner, Vice President, General Counsel and Secretary	Date: August 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated August 20, 2008